UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2005

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The information in this report provided under Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 2.  Financial Information.

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2005, Southwestern Energy Company issued a press release announcing the Company's financial results for the second quarter ended June 30, 2005. A telephone conference call relating to the press release will be held on July 27, 2005 as previously announced, and is broadly accessible to the public. The press release is being furnished as Exhibit 99.1.

SECTION 8.  Other Events.

Item 8.01 Other Events.

On July 26, 2005 Southwestern Energy Company issued a press release announcing an increase in capital expenditures and providing an operational update.  The press release is being filed as Exhibit 99.2.

SECTION 9.  Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release announcing earnings dated July 26, 2005.
99.2	Press release announcing increase in capital expenditures and providing operational update dated July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: July 26, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing earnings dated July 26, 2005.
99.2	Press release announcing increase in capital expenditures and providing operational update dated July 26, 2005.